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                                                                     Exhibit 3.1


                    RESTATED CERTIFICATE OF INCORPORATION OF

                               INTERSYSTEMS, INC.

 InterSystems, Inc. (the "Corporation") was originally incorporated under the laws of the State of Delaware under the name IPB, Inc. on March 2, 1984.

FIRST: The name of the Corporation is InterSystems, Inc.

SECOND: The registered office of the Corporation is located at c/o United Corporate Services, Inc., 15 East North Street, in the City of Dover, County of Kent, State of Delaware 19901. The name of its registered agent at that address is United Corporate Services, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH: (a) The aggregate number of shares of all classes of stock which the Corporation shall have the authority to issue is twenty five million (25,000,000), consisting of and divided into:

(i) one class of twenty million (20,000,000) shares of common stock, par value $.01 per share; and

(ii) one class of five million (5,000,000) shares of preferred stock, par value $.01 per share, which may be divided into and issued in series, as hereinafter provided.

(b) Each share of common stock of the Corporation shall be entitled to one vote on all matters requiring a vote of the stockholders and, subject to the rights of the holders of any outstanding shares of preferred stock, shall be entitled to receive such dividends, in cash, securities or property, as may from time to time be declared by the board of directors. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntarily or involuntarily, subject to the rights of the holders of any outstanding shares of preferred stock, the holders of common stock shall be entitled to share ratably, according to the number of shares held by them, in all remaining assets of the Corporation available for distribution.

(c) The Board of Directors is authorized, at any time or from time to time, to issue preferred stock and (i) to divide the shares of preferred stock into series; (ii) to determine the distinguishing designation for any such series; (iii) to determine the number of shares in
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     any such series; and (iv) any other terms and conditions relating to such shares including but not limited to:

              (A) whether the holders thereof shall be entitled to cumulative, noncumulative, or partially cumulative dividends and, with respect to shares entitled to dividends, the dividend rate or rates, and any other terms and conditions relating to such dividends;

              (B) whether, and if so to what extent and upon what terms and conditions, the holders thereof shall be entitled to rights upon the liquidation of, or upon any distribution of the assets of, the Corporation;

              (C) whether, and if so upon what terms and conditions, such shares shall be convertible into, or exchangeable for, other securities or property;

              (D) whether, and if so upon what terms and conditions, such shares shall be redeemable;

              (E) whether the shares shall be subject to any sinking fund for the purchase or redemption of such shares and, if so the terms of such fund;

              (F) whether the holder thereof shall be entitled to voting rights and, if so, the terms and conditions of the exercise thereof; and

              (G) whether the holder thereof shall be entitled to other preferences or rights and, if so, the qualifications, limitations, or restrictions of such preferences or rights.

FIFTH: All power of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

         For the management of the business and for the conduct of the affairs of the Corporation, and in further creation, definition, limitation and regulation of the power of the Corporation and of its directors and its stockholders, it is further provided:

(i) Election of Directors. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

(ii) Number, Election and Terms of Directors. The number of directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws. The directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the Bylaws, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1989, another class to hold office initially for a term expiring at the annual meeting of
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     stockholders to be held in 1990, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1991, with members of each class to hold office until their successors are elected and qualified. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Except as otherwise provided by law, if the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly as equal as possible. In no case shall a decrease in the number of directors shorten the term of any incumbent director. Any director, or directors, may be removed from office only for cause and only by vote of the stockholders.
     Any vacancy on the Board of Directors that results from any reason, including an increase in the number of directors, may be filled by the affirmative vote of a majority of the directors then in office.

(iii) Amendment, Repeal, etc. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with, or repeal, this Article Fifth or any provision hereof.


SIXTH: The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended, from time to time, indemnify all persons whom it may indemnify pursuant thereto.

SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.
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EIGHTH:  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

NINTH: No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under
Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the Corporation or its stockholders, (ii) shall not have acted in good faith, or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or knowing violation of the law or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article Ninth, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article Ninth, shall eliminate or reduce the effect of this Article Ninth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Ninth would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

    This Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware by resolution of the Board of Directors of the Corporation without the vote of the stockholders. This Restated Certificate of Incorporation restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as amended or supplemented, and there is no discrepancy between these provisions and the provisions of the Restated Certificate of Incorporation.

    IN WITNESS WHEREOF, the undersigned have executed and signed this Restated Certificate of Incorporation this 22nd day of March, 1999 and affirm the same to be true under penalties of perjury.



                                /s/ Herbert M. Pearlman
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                                Herbert M. Pearlman, Chairman


                                /s/ David S. Lawi
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                                David S. Lawi, Secretary